EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the "Corporation"), hereby severally constitute Bruce H. Beatt and Donald J. Riccitelli our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended January 3, 2015 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ John F. Lundgren	Chairman and Chief Executive Officer	February 17, 2015
John F. Lundgren

/s/ Andrea J. Ayers	Director	February 17, 2015
Andrea J. Ayers

/s/ George W. Buckley	Director	February 17, 2015
George W. Buckley

/s/ Patrick D. Campbell	Director	February 17, 2015
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 17, 2015
Carlos M. Cardoso

/s/ Robert B. Coutts	Director	February 17, 2015
Robert B. Coutts

/s/ Debra A. Crew	Director	February 17, 2015
Debra A. Crew

/s/ Benjamin H. Griswold, IV	Director	February 17, 2015
Benjamin H. Griswold, IV

/s/ Anthony Luiso	Director	February 17, 2015
Anthony Luiso

/s/ Marianne M. Parrs	Director	February 17, 2015
Marianne M. Parrs

/s/ Robert L. Ryan	Director	February 17, 2015
Robert L. Ryan